Exhibit 10.1

                    Amendment Number Two to
     The Savings and Profit Sharing Fund of Sears Employees
                 Restated as of August 14, 1996

     RESOLVED, that The Savings and Profit Sharing Fund of Sears
Employees ("the Plan"), restated as of August 14, 1996, is hereby amended in the following particulars, effective as of April 1, 1997:

     1. By adding the following at the end of subsection 1.1(b) of the Plan:

     "For purposes of the Plan, as appropriate, DWDC will also mean Morgan Stanley, Dean Witter, Discover & Co."

     2. By deleting the words "appointed by" in the second sentence of subsection 1.3, and replacing it with the words
"which shall be."

     3. By deleting the last sentence in both subsection 2.2 and subsection 2.3 and adding the following at the end of both subsection 2.2 and subsection 2.3 of the Plan:

     "Notwithstanding any other provision of the Plan, the term "employee" shall not include any individual for any period during which such individual's services are performed pursuant to the terms of a contract, either with such individual himself or with a leasing organization or agency, that purports to treat the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of an employer rather than an independent contractor or an employee of such agency or leasing organization."

     4. By adding the following at the end of subsection 2.4 of the Plan:

     "Notwithstanding the foregoing, for purposes of determining their eligibility to participate in the Fund, employees of Sears Termite & Pest Control Inc. ("STPCI") shall have all of their service with STPCI counted as continuous service, including any period of service prior to the date STPCI became a member of the Sears controlled group."

     5. By deleting the words "him" or "his" or "he" in subsection 8.5, and replacing the deleted "him" or "he" with the words "the Plan Administrator," and replacing the deleted "his" with the word "its."


     FURTHER RESOLVED, that STPCI is designated as a participating employer in the Plan, as of June 1, 1997, with such participation being subject to the approval by the Board of Directors of STPCI.



                              /s/ Arthur C. Martinez
                               _________________________
                              Arthur C. Martinez


                              /s/ Alan J. Lacy
                              _________________________
                              Alan J. Lacy


                              /s/ Anthony J. Rucci
                              _________________________
                              Anthony J. Rucci


                              /s/ Michael D. Levin
                              _________________________
                              Michael D. Levin




Dated:  June 1, 1997